SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No.___)

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission only (as permitted by Rule 14a-
         6(e)(2)
[ ]      Definitive Proxy Statement
[X]      Definitive Additional Materials
[ ]      Soliciting Materials Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                           Worldwide Value Fund, Inc.
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                (Name of Registrant as Specified in its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2) or Item 22(a)(2)
      of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      1)    Title of each class of securities to which transaction applies:
      2)    Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      4)    Proposed maximum aggregate value of transaction:
      5)    Total fee paid:
[ ]   Fee paid previously with preliminary materials.
[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)    Amount previously paid: $125.00
      2)    Form, Schedule or Registration Statement No.: DEF 14A
      3)    Filing Party: Registrant
      4)    Date Filed: 03/01/96


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                       WORLDWIDE VALUE FUND, INC.
           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking any previous proxies, hereby appoint(s) Edmund
J. Cashman, Jr. and Marie K. Karpinski, or any one or more of them, attorneys, with full power of substitution, to vote all shares of Worldwide Value Fund, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Fund to be held at the office of the Fund at 111 South Calvert Street, 20th Floor, Baltimore, Maryland, on April 25, 1996 at 10:00 a.m. and at any adjournments thereof. All powers may be exercised by a majority of said proxy holders or substitutes voting or acting or, if only one votes and acts, then by that one. This proxy shall be voted on the proposals described in the Proxy Statement as specified in the spaces on the reverse side of this card. Receipt of the Notice of the Meeting and the accompanying Proxy Statement is hereby acknowledged.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made on Proposal 1 or if the box marked "FOR ALL EXCEPT" is marked but no names of the nominees are struck through, this proxy will be voted "FOR" Proposal 1. Likewise, if no direction is made on Proposals 2, 3 and 4, this proxy will be voted "AGAINST" proposal 3 and "FOR" proposals 2 and 4.

    PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN
                           ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears on the books of the Fund. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

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DETACH CARD                                                       DETACH CARD

          WORLDWIDE VALUE FUND, INC.


Dear Shareholder:

The attached proxy card for Worldwide Value Fund, Inc. replaces the proxy card you received recently ("old card"). Proposals 2 and 3 on the old card were not printed in the same order as the proxy statement and we are concerned this may create some confusion for our shareholders.


  The proxy statement order of proposals is:

(1) To elect nine directors to serve until their successors are elected and qualified.

(2) To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants for the fiscal year ending December 31, 1996.

(3) To act as a shareholder proposal recommending that the directors consider converting the Fund from a closed-end to an open-end fund.

(4) To transact such other business as may properly come before the meeting or any adjournments thereof.

The order of proposals on the attached card is now consistent with the proxy statement outlined above. Votes submitted on the old card are valid. However, please re-vote if you have any concern that you may have voted incorrectly on the old card. If you have not voted, please use the enclosed card and discard the old one. A postage-paid envelope is enclosed for your convenience.

We regret any inconvenience this may have caused you. If you have any questions about this proxy statement or card, please call Shareholder Communications Corporation, our proxy solicitors, at 1-800-738-8481 ext. 422.

Thank you very much for your cooperation.

Worldwide Value Fund, Inc.





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[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE                                         With-   For All
                                                        For    hold    Except
        1) To elect the nine nominees specified         [  ]   [  ]     [  ]
           below as Directors:

           A. John W. Campbell; Edmund J. Cashman, Jr.;
           Henri Deegenaar; Walter A. Eberstadt;
           Ian F.H. Grant; Lawrence W. Harris, III;
           Robert H.C. Van Maasdijk; Charles J. Swindells;
           Prinz Wolfgang E. Ysenberg

           If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and strike a line through the nominee(s) name. Your shares will be voted for the remaining nominee(s).

                                                        For   Against  Abstain
                     2.) To ratify the selection of     [  ]   [  ]     [  ]
                         Coopers & Lybrand LLP, as
                         independent public accountants
                         of the Fund for the fiscal year
                         ending December 31, 1996.


                     3.) To act on a shareholder        [  ]   [  ]     [  ]
                         proposal recommending that the
                         Directors consider converting
                         the Fund from a closed-end to
                         an open-end fund.


                     4.) In their discretion, such      [  ]   [  ]     [  ]
                         other matters as may properly
                         come before the meeting or any
                         adjournments thereof.

 Please be sure to sign    Date         Mark box at right if comments   [  ]
 and date this Proxy.                   or address change have been
                                        noted on the reverse side of
                                        this card.

                                              RECORD DATE SHARES:
   Shareholder sign here   Co-owner sign here